UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2013

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2013, Fenwick Automotive Products Limited (“Fenco”), a wholly-owned subsidiary of Motorcar Parts of America, Inc. (the “Company”), amended its Amended and Restated Credit Agreement, dated May 6, 2011, by and among Fenco, Introcan Inc. (“Introcan”), Manufacturers and Traders Trust Company, M&T Bank and such other lenders from time to time as may become a party thereto (as amended to date, the “Amended and Restated Credit Agreement”), by entering into Amendment No. 3 to the Amended and Restated Credit Agreement (“M&T Amendment No. 3”) with Introcan, Manufacturers and Traders Trust Company and M&T Bank as administrative agent and lender.  M&T Amendment No. 3 (i) amends the maximum amount of the revolving facility available after February 1, 2013 from $50,000,000 to $50,712,183, (ii) removes the excess availability requirement and (iii) amends the revolving facility margin limit.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of February 13, 2013, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, and M&T Bank, as administrative agent and a lender.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: February 20, 2013	By:	/s/ David Lee
David Lee
Chief Financial Officer